ENGLISH SUMMARY OF THE AMENDED AND RESTATED LOAN AGREEMENT, DATED OCTOBER 24, 2025, BETWEEN TELEFONICA MOVILES DEL URUGUAY S.A. AND BANCO SANTANDER S.A.1 On October 24, 2025, Telefonica Moviles del Uruguay S.A. (the “Borrower”) entered into an amended and restated loan agreement (together with its schedules and exhibits shall be referred to herein, the “Agreement”). The parties to the Agreement are as follows: (i) the Borrower, in such capacity, and (ii) Banco Santander S.A., as lender (the “Lender”). The following is the summary of the material terms and conditions of the Agreement. In addition to the material terms and conditions that have been summarized herein, the Agreement also includes other customary provisions including, among others, representations and warranties, fees and expenses, amendments and assignment. Loan: Pursuant to the Agreement, the Lender grants to the Borrower an unsecured multi- tranche term loan. Sum of Loan: The Lender grants to the Borrower a loan for the total sum of UYU 7,973,000,000, divided into two tranches. Tranche One in the amount of UYU 1,623,225,000 was disbursed on September 26, 2024 (“Tranche One”). Tranche Two in the amount of UYU 6,349,775,000 (“Tranche Two” and, together with Tranche One, the “Loan”) shall be disbursed in one disbursement within five business days following the execution of the Agreement. Term of Loan: The repayment of the Loan shall occur as follows: (i) Tranche One shall mature two years after September 30, 2025, on September 30, 2027, and (ii) Tranche Two shall mature five years after September 30, 2025, on September 30, 2030. Payment of Principal and Interest: The Borrower undertakes to repay the principal of the Loan as follows: (i) the principal corresponding to Tranche One shall be repaid in full on September 30, 2027, and (ii) the principal corresponding to Tranche Two shall be repaid in nine biannual and consecutive installments as follows: Date Percentage of Principal September 30, 2026 7.50% March 31, 2027 7.50% September 30, 2027 7.50% March 31, 2028 7.50% September 30, 2028 7.50% March 31, 2029 7.50% September 30, 2029 7.50% March 31, 2030 7.50% September 30, 2030 40% Ordinary Interest: The following ordinary interest shall be applicable to the Loan: (i) Tranche One will accrue ordinary interest at an annual interest rate equal to the ITLUP (curva Uruguay en pesos plazo seis meses) plus a margin of 0.89% plus taxes, which may be revised biannually pursuant to the value published by BEVSA (Bolsa Electrónica de Valores de Uruguay) the day 1 This summary is being filed pursuant to 17 CFR 240.12b-12(d).

2 prior to its update, and (ii) Tranche Two will accrue ordinary interest at an annual interest rate equal to the ITLUP plus a margin of 2.70% plus taxes, which may be revised biannually pursuant to the value published by BEVSA the day prior to its update. Tranche One ordinary interest will accrue and be payable biannually, each March 31 and September 30 or the first bank business day following such days, as applicable. Tranche Two ordinary interest will accrue and be payable quarterly, each December 30, March 31, June 30 and September 30 of each year (each a “Tranche Two Interest Payment Date”). Punitive Interest: Any payment default shall accrue punitive interest on outstanding principal and accrued interest at a rate of 8% per annum, calculated on a daily basis and capitalized. Prepayment: The Borrower may prepay the Loan as follows: i. with respect to Tranche One, the Borrower shall provide at least thirty calendar days’ prior notice to the Lender; provided that any prepayment made prior to March 30, 2026 shall be subject to a prepayment fee equal to one percent (1%) of the prepaid amount; and ii. with respect to Tranche Two, the Borrower may prepay the Loan in whole or in part at any time upon thirty calendar days’ prior notice to the Lender, provided that the prepayment of principal is accompanied by payment of all accrued interest, taxes and expenses payable as of such date. Any prepayment of Tranche Two shall be made on a Tranche Two Interest Payment Date. Other payment obligations: It is expressly agreed that any regulation issued by the Central Bank of Uruguay or another competent authority that imposes additional costs or charges on the Lender in connection with the Loan shall be borne by the Borrower, unless the applicable regulation expressly prohibits the transfer of such costs to the Borrower. Guarantee: To secure the full and timely repayment of the Borrower’s obligations, the Borrower has caused Millicom International Cellular S.A., as guarantor (the “Guarantor”), to grant an irrevocable, unconditional and joint and several corporate guarantee in favor of the Lender and its permitted assignees (the “Guarantee”). Financial Covenants: During the term of the Agreement, the Borrower must comply with financial conditions calculated quarterly using IFRS (unaudited) within 60 days of quarter-end, and annually using local accounting standards (audited) by December 31 each year within 120 days of year-end. The Borrower agrees to maintain an EBITDA to Interest and Expenses ratio of at least 2.5 and a minimum net worth of UYU 1,500,000,000. The Borrower also pledges not to take on new debt if it causes the Net Financial Debt to EBITDA ratio to reach or exceed 3.00x on a pro-forma basis, unless it qualifies as Permitted Debt. Within 10 business days of incurring new debt, the Borrower must provide the Lender with an accounting certification or financial officer's statement confirming compliance with these ratios. The Borrower must provide the Lender with audited annual financial statements within 120 days of year-end and unaudited quarterly statements within 90 days of each quarter-end if they are not publicly available. Upon request, the Borrower must provide the Lender with any non-

3 confidential information necessary to verify compliance, respond to regulators, or satisfy KYC (Know Your Customer) requirements. “Net Financial Debt” means the total accrued financial obligations, whether current or contingent, excluding finance or operating leases, minus freely available cash and cash equivalents. “EBITDA” means the Borrower’s net operating income, before deducting financial expenses, taxes, depreciation and amortization, calculated in accordance with the International Financial Reporting Standards (IFRS) applicable in the Oriental Republic of Uruguay, and excluding extraordinary or non-recurring income or expenses, and gains or losses from the sale of non- operating assets. “Interest” means interest accrued on financial indebtedness. “Expenses” means financial expenses incurred by the Borrower, including commissions, bank charges and other disbursements related to financial indebtedness. “Minimum Equity” means the Borrower’s accounting equity. “Indebtedness” means debts incurred by the Borrower, excluding finance or operating leases. “Permitted Debt” means: i. intercompany indebtedness within the Borrower’s economic group; ii. guarantees granted by the Borrower in the ordinary course of business, provided that the Borrower is in compliance with subsection j. of Clause 11.1 of the Agreement; and iii. finance or operating lease agreements entered into in the ordinary course of the Borrower’s business or necessary for its operations. Event of Default: The Agreement includes customary events of default that include, among other things, payment and non-payment defaults, inaccuracy of representations and warranties, cross-default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Agreement. Upon the occurrence of any event of default, the Lender may declare all obligations under the Agreement immediately due and payable without judicial or extrajudicial demand and may enforce the promissory notes and the Guarantee, including amounts not yet due. Material Adverse Changes: In the event that a Material Adverse Effect occurs in the financial or operating conditions of the Borrower or the Guarantor, the Lender may renegotiate the terms and conditions with the Borrower. For the purposes of the Agreement, “Material Adverse Effect” shall mean any change, effect, event, circumstance or condition which, considered individually or together with any other adverse changes or effects, results in a material adverse effect on: (a) the business, operations, compliance, prospects, cash flows, operating results, assets, properties or condition (financial or otherwise) of the business, taken as a whole, of the Borrower or the Guarantor; or (b) the ability (or the integrity thereof) of the Borrower or the Guarantor to perform any of their obligations under the Agreement (or the legality, validity, enforceability or ability to enforce the Agreement, the promissory notes, the Guarantee or any other loan document).

4 Governing law: The Agreement is governed by the laws of the Oriental Republic of Uruguay. For any dispute or legal claim related to the interpretation or fulfillment of the Agreement, the Parties agree to submit to the jurisdiction of the Ordinary Courts of the Oriental Republic of Uruguay.